Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-172173 and 333-166403) of Alpha and Omega Semiconductor Limited of our report dated September 9, 2011, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

 /s/ PricewaterhouseCoopers LLP
San Jose, California
September 9, 2011